                   [BANGERT, DAWES, READE, DAVIS & THOM LETTERHEAD]






PERSONAL & CONFIDENTIAL
                                       November 27, 1996
VIA FAX: (516) 223-5496


Board of Directors
Micro Bio-Medics, Inc.
846 Pelham Parkway
Pelham Manor, N.Y. 10803

Attention:  Mr. Bruce J. Haber

Dear Mr. Haber:

1. Bangert, Dawes, Reade, Davis & Thom Incorporated ("BDRD&T") is pleased to act as exclusive financial advisor to the Board of Directors (the "Board") of Micro Bio-Medics, Inc. ("MBM" or the "Company") in connection with any contemplated Business Transaction involving entities, persons or their affiliates of Henry Schein, Inc. or any competing entity ("HSI" or the "Acquirer(s)") who may express interest in entering into a merger, acquisition or other form of business combination with MBM. This letter agreement ("Agreement") is to confirm our understanding with respect to our engagement.
As used in this Agreement, the term "Business Transaction" means whether effected in one transaction or a series of transactions, (a) any financing, acquisition, recapitalization, merger, consolidation, refinancing, reorganization or other business combination pursuant to which all or any part of the business of MBM is combined with that of HSI or any competing Acquirer or one or more entities/persons formed by or affiliated with HSI or any competing Acquirer, including without limitation, any joint venture; (b) the acquisition, directly or indirectly, by HSI or any competing Acquirer of 5% or more of the then outstanding capital stock of MBM by way of a negotiated purchase or other means, or (c) the acquisition, directly or indirectly, by HSI or any competing Acquirer of all or a substantial portion of the assets of, or of any right to all or a substantial portion of the revenues or income of MBM by way of a negotiated purchase, lease, license, exchange, joint venture or other means.

2. BDRD&T will meet with, exchange information, and communicate with such aforementioned potential Acquirers, and/or their advisors/representatives who may have the interest and ability to enter into a merger, acquisition, asset purchase, stock purchase or other form of Business Transaction with MBM. BDRD&T will advise the Board of MBM in negotiations with any such Acquirer(s), will assist the Board in analyzing, structuring, negotiating and effecting a Business Transaction(s) on terms mutually agreeable to MBM and any such Acquirer(s), and will provide to the Board of MBM such information, reports and analyses with respect thereto as it may request.

3. MBM will furnish BDRD&T with such information as BDRD&T may reasonably request to perform its obligations hereunder ("Information"); provided however, BDRD&T shall observe any confidentiality restrictions that MBM may require with respect to the use and dissemination of Information, and shall promptly return all Information to MBM upon termination of this Agreement. MBM recognizes and confirms that BDRD&T (a) will use and rely primarily on the Information and on information available directly to BDRD&T from generally recognized public sources in performing its obligations hereunder, without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Information and information obtained by BDRD&T from generally recognized public sources; and (c) will not make an appraisal of any assets of MBM.

4. For the purposes of this Agreement, the term "Consideration" means the aggregate fair market value, as determined by mutual agreement of the Board of MBM and BDRD&T upon the closing of the Business Transaction, of any securities and any other non-cash consideration (including, without limitation, any joint venture, leasing, licensing, non-compete arrangements and/or partnership interest) and the face amount (in United States dollars) of any cash consideration, received by MBM and/or its security holders in such a Business Transaction, calculated as if one hundred percent (100%) of MBM's capital stock or assets were sold or transferred to such Acquirer(s).

    If, during the term of this Agreement or within one year thereafter, a Business Transaction is consummated between MBM and such aforementioned Acquirer(s) or MBM enters into a written agreement which subsequently results in a Business Transaction with any Acquirer which BDRD&T identified to MBM or with which MBM and/or BDRD&T had discussions regarding a Business Transaction, in either case during the term of this Agreement, MBM will pay BDRD&T a "Transaction Fee" in the amount of $1,230,000.00; such Transaction Fee being payable to BDRD&T at its option in cash or securities in kind upon the closing of such Business Transaction, provided however, that any portion of the Transaction Fee computed with respect to installment or contingent payments which are part of the Consideration shall be due and payable to BDRD&T only when such amounts actually are received by MBM, and/or its securities' holders.

    In the event a transaction in connection with or as contemplated by this Agreement is not consummated, BDRD&T will be paid $150,000.00 plus reimbursement of all related expenses as compensation for its services.

5. In addition to any Transaction Fee that may be payable to BDRD&T under paragraph 4 hereof, MBM agrees to reimburse BDRD&T, upon its request from time to time and submission to MBM of documentation thereof, for its reasonable out-of-pocket expenses incurred by BDRD&T to perform its obligations hereunder.

6. The Company agrees to indemnify BDRD&T and its affiliates and their respective directors, officers, employees, agents and controlling persons (BDRD&T and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law or otherwise, and related to or arising out of any Business Transaction contemplated by this Agreement or the engagement of BDRD&T pursuant to, and the performance by BDRD&T of the services contemplated by this Agreement and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and/or its securities' holders. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from BDRD&T's bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its securities' holders, or creditors related to or arising out of the engagement of BDRD&T pursuant to, or the performance by BDRD&T of the services contemplated by this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from BDRD&T's bad faith or gross negligence.

7. If the indemnification of an Indemnified Party provided for in paragraph 6 hereof is for any reason held unenforceable, MBM agrees to contribute to the losses, claims, damages and liabilities as to which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to MBM and/or its securities holders, on the one hand, and BDRD&T on the other hand, of a proposed Business Transaction (whether or not such Business Transaction is consummated) or (b) if (but only if) the allocation provided for in clause (a) hereof is for any reason held unenforceable, in such proportion as is determined to reflect the relative fault of MBM and/or its securities holders, on the one hand, and BDRD&T on the other hand, as well as any other relevant equitable considerations. MBM agrees that, for the purposes of this paragraph 7, the relative benefits of a proposed Business Transaction to itself and/or its security holders and to BDRD&T, respectively, are deemed to be in the same proportion as (i) the Consideration received or contemplated to be received by MBM and/or its security holders as a result of or in connection with such Business Transaction, net of the Transaction Fee and fees and expenses paid or to be paid to BDRD&T under this Agreement; and (ii) the Transaction Fee and reimbursement for fees and expenses paid or to be paid to BDRD&T under this Agreement; provided, however, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the Transaction Fees and reimbursement for fees and expenses actually paid or to be paid to BDRD&T under this Agreement.

8. MBM agrees that, without BDRD&T's prior written consent, it will not settle, compromise or consent to the entry of any judgment on behalf of an Indemnified Party in any pending or threatened claim, action or proceeding with respect to which an Indemnified Party has a right of indemnification under paragraph 6 hereof (whether or not any Indemnified Party is an actual party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

9. MBM acknowledges and agrees that BDRD&T has been retained to act solely as its financial advisor in furtherance of a possible Business Transaction, that BDRD&T shall perform its obligations hereunder solely as an independent contractor, and that MBM does not intend that any duties of BDRD&T arising out of its engagement pursuant hereto shall be owed to any person or entity other than MBM.

10. BDRD&T's engagement hereunder may be terminated by either the Company and/or BDRD&T at any time after December 31, 1997 upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees and expenses, indemnification, limitations on the liability of Indemnified Parties, contribution, settlements, the status of BDRD&T as an independent contractor the limitation as to whom BDRD&T shall owe any duties and waiver of the right to trial by jury will survive any such termination.

    In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company and/or its securities' holders or any of the former in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse BDRD&T for all expenses incurred by it in connection with Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursement of its legal counsel.

11. MBM acknowledges that BDRD&T may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that BDRD&T has acted as the exclusive financial advisor to MBM in connection with such Business Transaction.

12. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements or understanding with respect thereto, whether oral or in writing. No waiver, amendment, assignment or other modification of this Agreement shall be effective unless it is in writing and signed by each party to be bound thereby.

    Each of BDRD&T and the Company (in its own behalf and, to the extent permitted by applicable law, on behalf of its securities' holders) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of BDRD&T pursuant to, or the performance by BDRD&T of the services contemplated by, this Agreement.

13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the state.


    Agreed to as of November 27, 1996 by:

MICRO BIO-MEDICS, INC. and             BANGERT, DAWES, READE,
its Board of Directors                 DAVIS & THOM INCORPORATED

By: /s/ Bruce J. Haber                 By: /s/ K. Deane Reade,Jr.
    -------------------                    ------------------------
Title:  President                      Title:  President